UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2015

INTEGRITY APPLICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-54785	98-0668934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Ha’Avoda Street, P.O. Box 432, Ashkelon, IsraelL3 7810301
(Address of Principal Executive Office)

Registrant’s telephone number, including area code 972 (8) 675-7878

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On July 28, 2014, Integrity Applications, Inc., a Delaware corporation (the “Company”), reconvened its 2015 Annual Meeting of Stockholders (the “Meeting”).  The Meeting was initially called to order on July 22, 2015 and adjourned until July 28, 2015 due to the lack of requisite quorum.  At the Meeting, the Company’s stockholders voted on proposals to: (1) elect Zvi Cohen, Dr. Robert Fischell, Avner Gal and David Malka to the board of directors of the Company, each to serve for a one year term expiring at the Company’s 2016 Annual Meeting of Stockholders; and (2) ratify the appointment of Fahn Kanne & Co. Grant Thornton Israel as the Company’s independent registered public accounting firm for the 2015 fiscal year.  The final voting results for each of these proposals are as follows:

Proposal 1

The Company’s stockholders voted in favor of the election of the following director nominees, each to serve for a one year term expiring at the Company’s 2016 Annual Meeting of Stockholders.

	Votes “For”	Votes Withheld	Broker Non-Votes
Zvi Cohen	3,791,287	119,203	190,594
Dr. Robert Fischell	3,791,287	119,203	190,594
Avner Gal	3,896,764	13,726	190,594
David Malka	3,791,287	119,203	190,594

Proposal 2

The Company’s stockholders voted in favor of ratification of the appointment of Fahn Kanne & Co. Grant Thornton Israel as the Company’s independent registered public accounting firm for the 2015 fiscal year.

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
4,083,843	--	17,241	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRITY APPLICATIONS, INC.

Date: July 31, 2015	By:	/s/ Avner Gal
Name: Avner Gal
Title: Chief Executive Officer